ASSET ACQUISITION AGREEMENT
                       -----------------------------


     This agreement (the "Agreement") contains the terms and conditions upon which Protec Industries, Inc., an Arizona corporation ("Buyer"), is will to acquire certain assets of TEK Corp., a Utah corporation, ("Seller").

     1.   Assets.
          -------
     On the Closing Date (as hereinafter defined) and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell all of the items set forth on EXHIBIT A attached hereto, and all right, title and interest in and to all of the other assets of the Company, including, but not limited to, all of the Company's:

          (a) ownership of the assignment interest from Ms. Maria del Pilar Jimenez, Widow of Carlo, in the La Guadalupe Ranch (the "Property"), 120 carretera federal Cancun-Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico), consisting of an area of approximately One Thousand, Four Hundred and Ninety-Eight Hectares, leaseholds and sublease holds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto;

          (b) tangible personal property (such as machinery, equipment, inventories of materials and supplies, goods or works in process and finished goods, and furniture) as may have been assigned to the Seller in the transaction whereby the Seller acquired the assignment interest in the Property;

          (c) intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

          (d)  leases, subleases and rights thereunder;

          (e) the asset value or benefit of the agreements, contracts, indentures, mortgages, instruments, guaranties, and other similar arrangements and rights thereunder

          (f)  accounts, notes and other receivables;

          (g)  securities;

          (h) claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment;

          (i) franchises, approvals, certificates, variances, and similar rights; and


                                                                          1

          (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials;

     The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the date on which the transactions contemplated hereby are consummated (the "Closing Date"). Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, encumbrances and debts of any kind except to the extent expressly assumed by Buyer.

     2.   Purchase Price.
          ---------------

     (a) The purchase price received for Assets (the "Purchase Price") shall be paid in Buyer's restricted Common Stock.

     (b) Subject to the adjustments set forth in Paragraph 4, the Buyer agrees to pay to the Seller 92,000,000 shares of its common stock. As used in this Agreement, "Buyer Common Stock" shall mean the common stock of the Buyer, par value of $0.001 per share.

     3.   Appraisal of Assets.
          --------------------
          The Seller had used its best efforts to obtain a fair appraisal of the Property based upon an asset valuation provided by an independent appraisal company selected and retained by the Seller that engages in the business of providing valuations for foreign properties. The Buyer is not required to provide their own appraisal for the purposes of entering into this Asset Acquisition Agreement. The appraisal issued by a bona-fide appraisal firm shall be binding upon the Buyer and Seller and is included in EXHIBIT B of this Asset Acquisition Agreement. The Buyer is subject to full disclosure and updates of any and all subsequent appraisals that may be compiled on the Property by any of the parties involved.

     4.   Closing.
          --------
          Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at (a) the offices of Seller at 10:00 a.m. local time, on (i) the 5th business day after the execution of this agreement or (ii) the second business day after which all of the conditions to closing have been met, or (b) at such place and at such time as Buyer and Seller may agree. In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation title commitments and surveys obtained at the sole cost and expense of Seller.

     5.   Representations and Warranties of Buyer.
          ----------------------------------------
          Buyer hereby represents and warrants to Seller as follows, and Buyer and Seller hereby agree that Seller's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

                                                                          2

     (a) Buyer is a corporation duly organized, validly existing and in good standing in the State of Arizona and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreement") and to consummate the transactions contemplated hereby and thereby.

     (b) Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally.

     (c) The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or a third party not affiliated with Buyer.

     (d) Buyer represents and warrants that the shares of Buyer's Common Stock issued pursuant to the Purchase Price are restricted securities under the Securities Act of 1933, as amended and are subject to substantial restrictions upon transfer. The certificates for shares of Common Stock will bear the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPONO THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

     (e) To the best of Buyer's knowledge after reasonable investigation, all reports or other documents filed by the Buyer are in compliance with certain exemption to the Securities Act of 1933 (the "Act"), as amended and
revisions thereto.   Under the Act and the rules and regulations adopted
under such Acts do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not mis



                                                                          3

     6.   Representations and Warranties of Seller.
          -----------------------------------------
          Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

     (a) Seller is a Utah Corporation and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements"), to conduct its business and operations as presently conducted and to consummate the transactions contemplated hereby and thereby.

     (b) Seller's execution, delivery and performance of Sellers' Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally. No person other than Seller has any interest in any of the Assets.

     (c) The execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any governmental entity or third party, will not conflict with or violate the provisions of Seller's corporate provisions or any applicable law or any judgment, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, license or permit to which Seller is a party or is subject, and will not result in the creation of any lien or encumbrance on the Assets.

     (d) The Seller is the authorized legal holder of all licenses, permits and authorizations from governmental and regulatory authorities which are required for the lawful conduct and operation of the business of Seller as presently conducted and operated and all of such licenses, permits or authorizations are in full force and effect and are not subject to any restrictions or conditions limiting or restricting the continued conduct and operation of the business of Seller as presently conducted. Except as otherwise disclosed, there are no pending or threatened proceedings which could result in the revocation, modification or non-renewal of such licenses, permits and authorizations, and Seller has no reason to believe that such licenses, permits and authorizations will not be renewed in their ordinary course.

     (e) The Seller is in compliance with all laws, regulations, rules and governmental orders applicable to its business and the Assets and the conduct and operation of its business, and Seller has not violated such laws, regulations, rules or governmental orders in the conduct and operation of its business and no such violations have occurred which would affect Sellers' ability to perform its obligations hereunder.



                                                                          4

     (f) The Seller is not subject to any judgment, injunction, order or arbitatration decision relating to the Assets or the conduct and operation of its business and there is no litigation or administrative proceeding pending or threatened against Seller or its business relating to the Assets or the conduct and operation of its business or which would affect Seller's ability to perform its obligations hereunder.

     (g) Seller has, and following the Closing, Buyer will have, full and unrestricted legal and equitable title free and clear of any encumbrances to the Assets. The assignment and all rights thereto concerning the Property included in the Assets is a valid and asset of Seller and is in full force and effect, and Seller, is not, and, to the knowledge of Seller, no other party is, in default in any material respect under any such lease.

     (h) All domain names, trade names, service marks, copyrights and other intellectual property used by Seller in the conduct and operation of its business is licensed to or owned by Seller, and all of Seller's rights thereto shall be fully assignable to Buyer on the Closing Date. All licenses of such intellectual property are valid and uncontested, and Seller has received no notice of infringements or unlawful use of such intellectual property in connection with the conduct and operation of its business. Seller has complied and is in compliance with all Environmental Laws (as hereinafter defined).

          (i) Seller has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

          (ii) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

          (iii) "Environmental Laws" means any laws and decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

          (iv) "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are defined as "pollutants," contaminants," "hazardous wastes", "hazardous substances", "solid wastes", or other similar designations in, or otherwise listed or subject to regulation under, any Environmental Laws; (ii) which contain PCBs, asbestos, asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment.

                                                                          5

     (j) No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of fact or omits any fact required to make any statement contained herein not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true, correct and complete on the date of any such event or occurrence as if the foregoing representations were made on the date of any such event or occurrence.

     (k)  (i)  Seller has:

          (a) filed all federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by it;

          (b) paid or accrued all Taxes (as hereinafter defined) shown to be due on such Tax Returns or which are otherwise due and payable;

          (c) paid or accrued all Taxes for which a notice of assessment or collection has been received.

     As used in this Agreement,

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of law or otherwise; and

     "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

                                                                          6

          (ii) Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller. Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Seller. Seller has not made an election under Section 34(f) of the Code. There are no liens for Taxes upon the assets of Seller (other than liens for Taxes that are not yet due).

          (iii)     Seller:

               (a) has no liability under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law provision, or

               (b) is not a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity that remains in effect.

     No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. Seller is not the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of Seller, has any such audit been threatened or proposed, by any taxing authority.

     7.   Covenant of Buyer.
          ------------------
          Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby. Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller's obligations hereunder.

     8.   Certain Seller Covenants.
          -------------------------
          Seller hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer's obligations hereunder:

     (a) Seller shall conduct and operate its business in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed hereunder and shall preserve the business of the customers, suppliers and others having business relations with Seller's business;

     (b) Seller shall operate its business in all respects in accordance with all laws, regulations and rules applicable to such business;

     (c) Seller shall not take any action that would cause any representation or warranties contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

                                                                          7

     (d) Seller shall not take any action which is inconsistent with Seller's obligations under this Agreement; and

     (e) Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's knowledge, threatened, which challenges the transactions contemplated hereby.

     9.   Certain Conditions to Buyer's Obligation.
          -----------------------------------------
          Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

     (a) Buyer shall have completed to Buyer's satisfaction its business, financial and legal due diligence investigation of Seller;

     (b) Buyer shall have received the legal documentation and legal opinion conducive with the asset acquisition included in Exhibit A as close to the Closing Date as is reasonably practicable;

     (c) all instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

     (d) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent, approval or authorization shall be in a form and substance satisfactory to Buyer and its counsel;

     (e) no litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby;

     (f) the representations and warranties of Seller contained herein shall be true, correct and complete as of the Closing Date, Seller shall have performed or complied with all covenants and agreements required by this Agreement to be performed or complied with by Seller, and Buyer shall have received a certificate of a duly authorized officer of Seller substantially in the form of Exhibit H attached hereto to the effect that, as of the Closing Date, the representations and warranties of Seller set forth herein are true and correct as of the Closing Date and that Seller has performed or complied with all of its covenants and agreements contained herein;

     (g) Buyer shall have received a certified copy of the resolutions of Seller's board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;


                                                                          8

     (h) Buyer's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;


     10.  Cooperation.
          ------------
          Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

     11.  Bulk Sales.
          -----------
          Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby.

     12.  Confidentiality; Publicity.
          ---------------------------
          Buyer and Seller shall each keep confidentiality all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason. Neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     13.  Costs and Expenses.
          -------------------
          Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Assets contemplated hereby shall be borne by Seller; provide further, that if Seller breaches this Agreement and Buyer terminates this Agreement, Seller shall pay costs and expenses incurred by Buyer, including the fees and expenses incurred by Buyer's professional advisors with respect to the matters contemplated by this Agreement. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     14.  Indemnification.
          ----------------

          (a) From and after the Closing Date, Seller agrees to indemnify an hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer's affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement, and (iii) the Excluded Liabilities.

                                                                          9

               (i) Buyer shall not be liable under this Paragraph 17 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 17 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the third anniversary of the Closing Date.

     (b) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

     (c) The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date; provided, however, that Seller's representation and warranties set forth in subsections (n) and (o) of Paragraph 9 shall survive the Closing in full force and effect until such time as the applicable statute of limitations has expired; provided, further, that Seller's representations and warranties set forth in subsections (a), (b) and (c) of Paragraph 9 shall survive the closing in full force and effect without limitation as to duration.

     (d) The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date.

     15.  Termination.
          ------------
          This Agreement may be terminated at any time prior to closing as follows:

          (a) by written notice of Buyer to Seller or Seller to Buyer if the other materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

          (b) by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

          (c) by written notice of Buyer to Seller, or by Seller to Buyer if the Closing shall not have been consummated on or before the date which is 60 days from the date hereof;

          (d) by written notice of Buyer to Seller at any time prior to the Closing, if Buyer is not satisfied, in its sole discretion, with its business and legal due diligence investigations of Seller; or

     16.  Specific Performance.
          ---------------------
          Buyer and Seller recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

                                                                         10


     17.  Parties in Interest.
          --------------------
          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

     18.  Amendment.
          ----------
          No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

     19.  Governing Law.
          --------------
          This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Washington, where the Buyer has its principal place of business.

     20.  Notice.
          -------
          All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowledgement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

     If to Seller, to:        TEK Corp.
                              7050 Union Park Center, Suite 350
                              Midvale, Utah 84047
                              Telephone (801) 233-8001
                              Fax (801) 233-8002

     If to Buyer, to:         Protec Industries, Inc.
                              C/o Law Offices of Tolan S. Furusho
                              2200 112th Avenue NE, Suite #200
                              Bellevue, Washington 98004
                              Telephone (425) 452-8639
                              Fax (425) 452-8622

     21.  Counterparts.
          -------------
          This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                                                                         11

     22.  Sever-ability.
          --------------
          Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     23.  Entire Agreement.
          -----------------
          This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

     24.  No Liability.
          -------------
          Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

     25.  Brokers.
          --------
          Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

     26.  Further Actions.
          ----------------
          After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

This Asset Acquisition Agreement is hereby signed this 20th of January 2003


                              TEK Corp. ("Seller")



                              By:_______________________________
                              Name: Dr. Thomas Robbins
                              Title: CEO and President




                              Protec Industries, Inc.  ("Buyer")


                              By: ______________________________
                              Name: Tolan S. Furusho
                              Title: Secretary and Director



                                                                         12

Exhibit A

Memorandum on history of transaction, including the history of the ownership of the Property

Assignment of Property between TEK Corp. and Ms. Maria del Pilar Jimenez

Private Transaction Joint Venture Agreement Between TEK Corp. and AGLA DOLPHIN, Ltd.

Agreement Between TEK Corp and AGLA DOLPHIN, Ltd. which amends the original Private Transaction Joint Venture Agreement.

Deed of Assignment

Notice of Intent to Transfer Interest

Complete Property description

Property Development Plan

Legal Opinion of transaction between TEK Corp. and Ms. Maria del Pilar
Jimenez
























                                                                         13


Exhibit B -

Certified Copies of Original Documents as it relates to the Property including:

Power of Attorney to AGLA DOLPHIN, Ltd.

Deeds and Titles Adjudication of "Injeritance" (Inheritance)

Power of Attorney to Mr. Jorge Orozco Veliz

Appraisal

Land Use Information

Certificate of No Liens

Testament

General Power of Attorney






























                                                                         14